EXHIBIT 10.1

AMENDMENT NO. 1 TO TRANSITION SERVICES AGREEMENT
    This AMENDMENT NO. 1 TO TRANSITION SERVICES AGREEMENT (the “Amendment”) by and between Steadfast Investment Properties, Inc., a California corporation, and Steadfast Apartment REIT, Inc., a Maryland corporation, is dated as of March 22, 2021.
    WHEREAS, the parties hereto previously entered into the Transition Services Agreement dated as of August 31, 2020 (the “TSA”); and
    WHEREAS, the current term of the TSA ends on March 31, 2021
WHEREAS, pursuant to Section 11.3 (Amendment), the parties hereto desire to amend the TSA to extend the term of the TSA to September 30, 2021.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
AMENDMENT
Section 1.1    Amendment to Section 9.1 of the TSA. Pursuant to Section 11.3 of the TSA, the parties hereto agree to delete Section 9.1(Term of Agreement) in its entirety and replace it with the following:
Section 9.1. Term of Agreement. This Agreement shall become effective on the Effective Date and shall continue in operation until September 30, 2021 (the “Initial Term”), unless (a) terminated as provided in Section 9.2 hereof or (b) the parties mutually agree to extend this Agreement or any Service hereunder for a longer period (if applicable, a “Renewal Term”; the Initial Term and any Renewal Term are sometimes referred to as the “Term”), as applicable. The Parties acknowledge and agree however that in respect of any particular Service the Service Provider need only provide such Service until the “Service End Date” as indicated on the applicable Schedule hereto, notwithstanding that the Term of this Agreement may not expire until a later date. For the avoidance of doubt, the Service Provider need not provide any Services hereunder after the expiration of the Term.
ARTICLE II
MISCELLANEOUS
Section 2.1    Continued Effect. Except as specifically set forth herein, all other terms and conditions of the TSA shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the TSA and the terms of this Amendment, the terms of this Amendment shall control.
Section 2.2    Counterparts. The parties hereto may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

Section 2.3    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

STEADFAST INVESTMENT PROPERTIES, INC.

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Secretary

STEADFAST APARTMENT REIT, INC.

By:	/s/ Ella S. Neyland
Name:	Ella S. Neyland
Title:	President and Chief Financial Officer
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